Exhibit 10.12

                               PUT/CALL AGREEMENT

     This put/call agreement (the "Agreement") is made as of this 15th day of January, 2002, by and between NutraStar Incorporated, a California corporation ("NutraStar") and The RiceX Company, a Delaware corporation ("RiceX").

                                    RECITALS


     A. RiceX has agreed to purchase 130,000 shares of Series A Preferred Stock of NutraStar (the "Shares") in exchange for cancellation of indebtedness (the "Debt Exchange") pursuant to that certain Subscription Agreement dated as of December 10, 2001 (the "Subscription Agreement") by and between Alliance Consumer International, Inc. (now NutraStar Incorporated)("NutraStar") and RiceX.

     B. As a condition to the Debt Exchange, NutraStar has agreed to grant RiceX and option to sell the Shares to NutraStar, and RiceX has agreed to grant NutraStar an option to purchase the Shares from RiceX all upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.      Put Right

NutraStar hereby irrevocably grants and issues to RiceX the right and options to sell to NutraStar (hereinafter referred to as the "Put Right") all but not less than all of the Shares or shares of Common Stock into which the Shares have been converted (the term "Shares" is hereinafter used to refer to the Shares and any shares of Common Stock into which the shares may have been converted) at a purchase price of One Hundred Thirty Thousand Dollars ($130,000.00) (the "Purchase Price") plus all accumulated but unpaid dividends, if any, subject to adjustment as provided in Section 4 hereof. RiceX may exercise the Put Right and sell to NutraStar, and NutraStar agrees to purchase from RiceX all but not less than all of the Shares at any time after six months from the date hereof by giving NutraStar written notice of its intent to exercise its Put Right in accordance with Section 3(a) below (the "Put Right Notice").

2.      Call Right

     RiceX hereby irrevocably grants and issues to NutraStar and/or its assigns the right and option to purchase from RiceX (hereinafter referred to as the "Call Right") all but not less than all of the Shares at the Purchase Price, plus all accumulated but unpaid dividends, if any, subject to adjustment as provided in Section 4 hereof. NutraStar and/or its assigns may exercise the Call Right and purchase from RiceX and RiceX agrees to sell to NutraStar and/or its assigns, all but not less than all of the Shares at any time after the date hereof by giving RiceX written notice of its intent to exercise its Call Right in accordance with Section 3(a) below (the "Call Right Notice").


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


3.      Payment and Delivery of Shares

     (a) Subject to this Section 3, NutraStar shall, within sixty (60) days after receipt of a Put Right Notice or delivery of a Call Right Notice, as applicable (the "Closing") pay to RiceX in cash or by certified cashier's or other check acceptable to RiceX, the relevant Purchase Price, and RiceX shall deliver to NutraStar at the Closing a stock certificate or certificates representing the total number of Shares being transferred duly endorsed in blank by RiceX or having attached thereto a stock power duly executed by RiceX in proper form for transfer.


     (b) In the event that any payment to be made by NutraStar is prohibited by applicable provisions of corporate law or by any other applicable law, then such payment shall be immediately made by NutraStar at the next earliest time and to the extent possible, when compliance with said law may be effected, and NutraStar agrees that it will execute all such documents and take all such other steps as may be necessary to expedite and effectuate to the extent possible such compliance. NutraStar specifically acknowledges that RiceX shall be under no obligation to transfer the Shares unless and until a cash payment is made.

4.   Adjustment of Purchase Price

     In the event of any stock dividend, stock split, combination of shares, subdivision or other recapitalization of the Shares, then the number of Shares and the Purchase Price shall be proportionately adjusted to take into account each of any such events, so that upon the exercise of the Put Right or Call Right provided for herein, RiceX shall be entitled to put or NutraStar shall be able to call, as applicable, such number of Shares, and RiceX shall receive such Purchase Price, as it would have been entitled to do or receive after the happening of any such event had the Put Right had the Put Right or Call Right been exercised immediately prior to the happening of any such event.


5.  Miscellaneous

     (a) Each party agrees that upon the request of the other it will, from time to time, execute and deliver to such other party all such instruments and documents of further assurance or otherwise and will do any and all such acts and things as reasonably may be required to carry out the obligations of such party hereunder and consummate the transactions contemplated hereby.

     (b) The headings of this Agreement are included for the purpose of references and convenience only and shall not limit or otherwise affect the construction or interpretation of any of the provisions of this Agreement.

     (c) This Agreement, including all exhibits, constitutes the entire agreement between the parties hereto pertaining to this subject matter hereof and supersedes all prior and contemporaneous agreement and understandings of the parties in connection herewith. No supplement, modification or amendment of this Agreement shall be effective unless executed in writing by the parties hereto.


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     (d)  Whenever the service or the giving of any document or consent by or on behalf of any party hereto upon any other party is herein provided for, or becomes necessary or convenient under the provisions of this Agreement or any document related hereto, a valid and efficient service of such document shall be effected by delivering the same in written to such party in person, by Federal Express or other reputable courier, by facsimile or by sending the same by registered or certified mail, return receipt requested, and such shall be deemed received upon personal delivery if delivered personally, by Federal Express or other reputable courier or by facsimile, or four(4) business days after deposit in the mail in the United States, postage prepaid addressed to the person to receive such notice or communication at the following address:

NutraStar:      1261 Hawks Flight Court
                El Dorado Hills, CA  95762
                Attn: Patricia McPeak
                Telephone:(916) 933-7000
                Facsimile:(916) 933-7001

RiceX:          1261 Hawks Flight Court
                El Dorado Hills, CA  95762
                Attn: Todd C. Crow
                Telephone:(916) 933-3000
                Facsimile:(916) 933-333


Notice of change of address shall be given by written notice in the manner detailed in this section 5(d).

     (e) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute on and the same instrument.

     (f) This Agreement shall be construed in accordance with and shall be governed by the laws of the State of California.

     (g) Neither party shall be entitled to assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be reasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and enforeceable by, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     (h) In the event any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement and the remaining parts hereof shall remain in full force and effect as fully as though such invalid, illegal or unenforceable portion had never been a part of this Agreement.

     (i) As used in this Agreement, the masculine, the feminine and the neuter gender, and the singular or plural number shall be deemed to include the others wherever the context so indicates or requires.


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     (j) In the event of the bringing of any action by any party hereto  against any other party arising out of this Agreement the party who is determined to be the prevailing party shall be entitle to recover from the other party all costs and expenses of suit, including reasonable attorney's fees.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                        NutraStar Incorporated
                        a California Corporation
                        ("NutraStar")


                        By: /s/ Patricia McPeak,
                            --------------------
                            Patricia McPeak, President and
                            Chief Executive Officer

                        The RiceX Company
                        a Delaware Corporation
                        ("RiceX")

                        By:  /s/ Todd C. Crow
                            -----------------
                            Todd C. Crow, Chief Financial Officer



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